Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 14, 2015, of R M Diversified, Inc.  relating to the audit of the financial statements as of December 15, 2014 and for the period from December 4, 2014 (inception) until December 15, 2014 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

January 14, 2015